                               POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby authorizes Kathlene
Smith and Richard Chernicoff of Great Elm Capital, a Delaware corporation (the
"Company"), and each of them, to execute for and on behalf of the undersigned, in the undersigned's capacity as a Director of the Company, Forms 3, 4 and 5, and any amendments thereto, and cause such form(s) to be filed with the United
States Securities and Exchange Commission pursuant to Section 16(a) of the
Securities Act of 1934, relating to the undersigned's beneficial ownership of securities in the Company. The undersigned hereby grants to such attorneyinfact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all such attorneyinfact, or such attorneyinfact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneyinfact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the earliest of; (1) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in securities issued by the Company; (2) this Power of Attorney is revoked by the undersigned in a signed writing delivered to the foregoing attorneyinfact; or (3) as to a specific attorneyinfact, the employment of such attorneyinfact with the Company is terminated.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of November 3, 2016.

                                        /s/ Jeffrey S. Serota
                                        ---------------------------------------
                                        Jeffrey S. Serota